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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Newpark Resources, Inc. 1988 Incentive Stock Option Plan of our report dated March 3, 1993, with respect to the consolidated financial statements and schedule of Newpark Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP

                                   ERNST & YOUNG LLP

New Orleans, Louisiana
September 12, 1995